As filed with the Securities and Exchange Commission on October 8, 2020

Registration Statement No. 333-249268

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-3

PRE-EFFECTIVE
AMENDMENT NO.1 TO
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

9 METERS BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-3425913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615
Telephone: (919) 275-1933
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald R. Reynolds, Esq.
Alexander M. Donaldson, Esq.
Lorna A. Knick, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit or Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Primary Offering:			$200,000,000	$21,820 (2)
Common Stock, par value $0.001 per share	(3)	(3)	(3)
Preferred Stock, par value $0.001 per share	(3)	(3)	(3)
Debt Securities	(3)	(3)	(3)
Warrants	(3)	(3)	(3)
Units (4)	(3)	(3)	(3)
Rights	(3)	(3)	(3)
Total			$200,000,000	$21,820 (2)

(1)
Pursuant to Rule 416 under the Securities Act, of 1933, as amended, or Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)
The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Each unit will be issued under a unit agreement and will be comprised of any combination of the Registrant’s common stock, preferred stock, debt securities, warrants, and rights.
(5)
Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with the $151,831,702 of unsold shares of common stock (the “Unsold Securities”) previously registered on the Registrant’s registration statement on Form S-3 (SEC File No. 333-223669) declared effective by the Securities and Exchange Commission on July 13, 2018 (the “Prior Registration Statement”), to be sold by the Registrant. The associated filing fee of $18,903 for the Unsold Securities under the Prior Registration Statement is hereby used to offset the current registration fee due, resulting in a registration fee in the amount of $2,916 due in connection with the filing of this Registration Statement, of which $2,883 was previously paid. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $200,000,000.
Our prior shelf registration statement on Form S-3 (SEC File No. 333-223669) was declared effective on July 13, 2018 (the “Prior Registration Statement”). The Prior Registration Statement did not include various types of securities as is customary and is set to expire in July 2021. The Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. One of the offerings registered under the Prior Registration Statement is the offering of our common stock under a Sales Agreement, dated July 22, 2020, with Truist Securities, Inc. (formerly, SunTrust Robinson Humphrey, Inc.) (the “Sales Agreement”). On October 2, 2020, we entered into an amendment to the Sale Agreement that will become effective once this registration statement is declared effective by the SEC.
We are filing this pre-effective amendment to the registration statement in order to update the amount of securities sold under the Prior Registration Statement pursuant to the Sales Agreement.
Accordingly, this registration statement contains two prospectuses:

•
Offering Prospectus: A base prospectus (the “Base Prospectus”) covering the offering, issuance and sale by us of up to $200,000,000 of our common stock; preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities, or units; or units for any combination of those securities; and

•
ATM Prospectus: A prospectus for an at-the-market offering (the “ATM Prospectus”) covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $37,352,318 of our common stock that may be issued and sold under the Sales Agreement.

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus. The ATM Prospectus immediately follows the Base Prospectus. The common stock that may be offered, issued and sold by the registrant under the ATM Prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the Base Prospectus. Upon termination of the Sales Agreement, any portion of the $37,352,318 included in the ATM Prospectus that is not sold pursuant to the ATM Prospectus will be available for sale in other offerings pursuant to the Base Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 8, 2020

PROSPECTUS

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units and/or
Rights

We may offer and sell from time to time up to $200,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; or units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a description of our securities and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR”. The last reported sale price of our common stock on October 7, 2020 was $0.8119 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we may from time to time, offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of  $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 13. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “9 Meters”, “Company”, “we”, “us” and “our” refer to 9 Meters Biopharma, Inc. and its subsidiaries. Furthermore, in May 2020 we changed the name of our company from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. Accordingly, any reference to Innovate Biopharmaceuticals, Inc. in the documents incorporated by reference means 9 Meters Biopharma, Inc.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information available to management at that time. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate”, “believe”, “estimate”, “expect”, “may”, “might”, “will”, “continue” and “intend”, and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our view, as of the date hereof, with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•	impacts of and uncertainty related to COVID-19;

•	fluctuations in our financial results and stock price, particularly given market conditions and the potential economic impact of COVID-19;

•	our ability to meet the requirements for continued listing on the Nasdaq Capital Market;

•	our need to raise additional money to fund our operations for the next twelve months to continue as a going concern;

•
risks of our clinical trials including, but not limited to, the costs, design, initiation and enrollment (which could be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials;

•	our ability to integrate the post-merger operations, personnel, and other aspects of RDD Pharma, Ltd., or RDD, and Naia Rare Diseases, Inc.;

•	our ability to integrate the RDD and Naia Rare Diseases portfolios of product candidates into our existing business operations;

•	our expectations related to the use of proceeds from our financings;

•	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash on hand and proceeds from our financings;

•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•	litigation related to our status as a public company, including securities related litigation, breach of fiduciary duty claims or claims regarding alleged internal control failures;

•	our limited operating history;

•	our ability to develop and implement our planned product development, commercialization, marketing and manufacturing capabilities and strategies for our product candidates;

•	the timing of, and our ability to obtain and maintain regulatory approvals for our product candidates;

•	the potential advantages of our product candidates;

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our intellectual property position;

•	our ability to attract, integrate and retain key personnel;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	general or regional economic conditions;

•	changes in U.S. generally accepted accounting principles, or GAAP; and

•
changes in the legal, regulatory and legislative environments in the markets in which we operate, including impacts of United States government shut-downs on our ability to raise money and obtain regulatory approval for our products.

Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

THE COMPANY

9 Meters Biopharma, Inc. is a clinical-stage biotechnology company focused on rare and unmet needs in gastroenterology. The Company’s pipeline includes drug candidates for short bowel syndrome (SBS), celiac disease and two candidates for undisclosed rare and/or orphan diseases. Our pipeline and expected development milestones for our product candidates are summarized below:
Short Bowel Syndrome (SBS)

NM-002 is a long-acting injectable GLP-1 agonist being developed for SBS, a debilitating orphan disease with a large underserved market. It affects up to 20,000 people in the U.S. with similar prevalence in Europe. Short bowel syndrome is a group of problems related to poor absorption of nutrients. People with short bowel syndrome cannot absorb enough water, vitamins, minerals, protein, fat, calories, and other nutrients from food. It is a severe disease with life changing consequences such as impaired intestinal absorption, diarrhea and metabolic complications. Patients have life-long dependency on Parenteral Support (PS) to survive with risk of life-threatening infections and extra-organ impairment.

The concept of exenatide, the active portion of NM-002, for the treatment of adults with SBS, was studied in a proof-of-concept testing the hypothesis that a GLP-1 agonist may improve the nutritional state and the intestinal symptoms of these patients (Kunkel, et. al, 2011). In addition to improving nutritional status and quality of life in a small group of patients given short-acting exenatide, the study showed that several of the patients were able to eliminate PS with a substantial reduction in bowel movements, illustrating a drug effect on the malabsorptive diarrhea seen in this patient type. Furthermore, safety, pharmacokinetics and pharmacodynamics of a single-dose placebo-controlled trial of NM-002 was shown in patients with type 2 diabetes as a single ascending subcutaneous dose in six different cohorts of six doses escalating from 12.5 mg to 200 mg (Cleland et. al. 2012). The data showed NM-002 was well tolerated at all doses including the maximum 200 mg dose. Gastrointestinal adverse events were mild and transient, occurring prior to Cmax and resolving in less than 24 hours. There were no serious adverse events reported and no patients dropped out of the study.

The compound fuses exenatide, a GLP-1 analogue, to a long-acting linker technology and is designed specifically to address the gastric effects in SBS patients by slowing digestive transit time. The asset uses proprietary XTEN® technology to extend the half-life of exenatide, allowing for once- to twice-per-month dosing, thus potentially increasing convenience for patients and caregivers. NM-002 is patent-protected and has received orphan drug designation by the FDA. The Company initiated its phase 1b/2a study in adult patients suffering from SBS in June 2020 and announced in July 2020 that the first patients had been dosed. Topline results are expected in the first quarter of 2021.

Celiac Disease (CeD)

In 2019, we initiated a Phase 3 clinical trial for our lead drug candidate, larazotide acetate or larazotide, for the treatment of celiac disease. Larazotide has the potential to be a first-to-market therapeutic for celiac disease, an unmet medical need affecting an estimated 1% of the U.S. population or more than 3 million individuals. Patients with celiac disease have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. Additionally, current FDA labeling standards allow up to 20 parts per million (ppm) of gluten in “gluten-free” labeled foods, which contains enough gluten to cause celiac symptoms in many patients, including abdominal pain, abdominal cramping, bloating, gas, headaches, ataxia, “brain fog” and fatigue. Long-term ramifications of celiac disease include enteropathy associated T-cell lymphoma (EATL), osteoporosis and anemia.

Larazotide is being investigated as an adjunct to a gluten-free diet for celiac patients who continue to experience symptoms despite adhering to a gluten-free diet. Due to the difficulty of maintaining a gluten-free diet due to lack of easy access to and the higher cost of gluten-free foods, contamination from gluten as well as social pressures, it is estimated that more than half the celiac population experiences multiple, potentially debilitating, symptoms per month. A study from the U.K. indicates that more than 70% of patients diagnosed with celiac disease consume gluten either intentionally or inadvertently (Hall et al. 2013).

Larazotide is an 8-amino acid peptide formulated into an orally administered capsule and prior to the Phase 3 clinical trial had been tested in nearly 600 celiac patients with statistically significant improvement in celiac symptoms. The FDA has granted larazotide Fast Track Designation for celiac disease. Larazotide’s safety profile has been similar to placebo. Additionally, larazotide’s mechanism of action as a tight junction regulator is a new approach to treating autoimmune diseases, such as celiac disease. Multiple pre-clinical studies have shown larazotide causes a reduction in permeability across the intestinal epithelial barrier, making it the only drug candidate known to us which is in clinical trials with this mechanism of action.

With the release of the Phase 2b trial data in 342 celiac patients at the 2014 Digestive Disease Week conference, larazotide became the first and the only drug for the treatment of celiac disease (published data), which met its primary efficacy endpoint with statistical significance. The Phase 2b data showed statistically significant (p=0.022) reduction in abdominal and non-GI (headache) symptoms as measured by the patient reported outcome primary end point for celiac disease created specifically for celiac disease and wholly owned by us (“CeD PRO”). Larazotide has been shown to be safe and effective after being tested in several clinical trials involving nearly 600 patients, most recently in the Phase 2b trial for celiac disease. After a successful End-of-Phase 2 meeting with the FDA, which confirmed the regulatory path forward, we launched the Phase 3 registration program in 2019 and dosed the first patient in August 2019, with top-line data expected in 2021. We have approximately 115 active clinical trial sites with three treatment groups, 0.25 mg of larazotide, 0.5 mg of larazotide and a placebo arm.

An interim analysis will model the original statistical basis for the trial’s sample size calculation after 50% of the randomized patients have completed the 12-week treatment period in each cohort.   The interim analysis will assess the protocol-defined sample size assumptions only and will be completed by an independent third party.  Under these conditions there will be no sacrifice of the original 90% power to detect a treatment effect in the trial. The full trial is expected to reach topline readout by the end of 2021.

We continue to monitor the evolving situation with COVID-19, which potentially may directly or indirectly impact the pace of enrollment over the next several months.

Other Assets

NM-003 is a proprietary long-acting GLP-2 agonist and NM-004 is a double-cleaved mesalamine with an immunomodulator. These two assets are being evaluated for development in rare and/or orphan indications via an ongoing probability of technical and regulatory success analysis.

Corporate Strategy & Business Development

Our corporate strategy centers around developing drug candidates for rare and unmet needs in gastroenterology via a capital efficient pathway to approval with defined regulatory predicates or what we believe are straight-forward go/no-go scenarios based on discussions with various regulatory agencies. We plan to develop such candidates through the drug development process of clinical trials in humans from Phase 1 to approval and Phase IV studies, by acquiring clinical stage drug programs from companies willing to partner with our expertise of in-licensing, developing and commercializing products in the gastroenterology marketplace. Our current pipeline evaluation will continue as our candidates move through this process, whereby we plan to commercialize rare and unmet need products with a small U.S. commercial footprint while engaging in discussions for rest-of-world and global partnerships as appropriate. From a business development and in-licensing perspective, we seek to become a leader in developing and marketing products that fit rare and unmet needs in gastroenterological disorders. We will continue to seek partners for in-licensing appropriate products for U.S. development while seeking companies interested in marketing our treatments in the rest-of-world territories including select global partnerships, for high unmet need indications which benefit patients from GI and primary care physician commercial effort.

Recent Acquisitions

On April 30, 2020, we merged with RDD, with RDD becoming our wholly owned subsidiary. Prior to that time, our name was Innovate Biopharmaceuticals, Inc. and in connection with that merger we changed our name to 9 Meters Biopharma, Inc. RDD is an Israeli company focused on orphan and innovative therapies for gastrointestinal disorders.

On May 6, 2020, we acquired Naia Rare Diseases, a company developing drugs for the treatment of short bowel syndrome and other rare gastrointestinal diseases.

Corporate Information

We were incorporated under the laws of Delaware under the name Monster Digital, Inc. in November 2010 as a private company. We completed our initial public offering in July 2016. In January 2018, we acquired Innovate Biopharmaceuticals Inc. (“Private Innovate”) through its merger with a wholly owned subsidiary of ours, with Private Innovate surviving as our wholly owned subsidiary. As part of that transaction, Monster Digital, Inc. changed its name to Innovate Biopharmaceuticals, Inc. At that time, we also changed the focus of our business to pharmaceutical research and development. In April 2020, we acquired RDD Pharma, Ltd. through its merger with a wholly owned subsidiary of ours, with RDD Pharma, Ltd. surviving as our wholly owned subsidiary. As part of that transaction, we changed our name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. In May 2020, we acquired Naia Rare Diseases through its merger with a wholly owned subsidiary of ours.

Our principal executive offices are located at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 and our telephone number is (919) 275-1933. Our corporate website address is www.9meters.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•	we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;

•
we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2021, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks incorporated herein by reference and set forth or incorporated by reference in any prospectus supplement are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, the value of any other securities we may issue could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including clinical trials, research and development expenses, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by us pursuant to this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

•	any public offering price;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our common stock is a summary and is subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and our amended and restated bylaws (“Bylaws”). Copies of our Certificate of Incorporation and our Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 360,000,000 shares of common stock, par value $0.0001, of which 136,232,886 shares were issued and outstanding as of June 30, 2020, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote, meaning that the holders of 50.1% of our outstanding shares of common stock, voting for the election of directors, can elect all of the directors to be elected, and in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Certificate of Incorporation authorizes our Board of Directors to issue preferred stock in one or more classes or one or more series within any class from time to time. The voting powers, designations, preferences, qualifications, limitations, restrictions and other rights of our preferred stock will be determined by our Board of Directors at that time.

Options

As of June 30, 2020, under the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”) there were 6,028,781 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.53 per share. As of June 30, 2020, under the Company’s 2012 Omnibus Incentive Plan (the “Omnibus Plan”) there were 5,651,726 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.25 per share. As of June 30, 2020, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, there were 1,014,173 shares of common stock issuable upon the exercise of options at a weighted average exercise price of $0.63 per share. Any future grants will be made under the Omnibus Plan, and as of June 30, 2020, there were 14,726,818 shares of common stock reserved for future issuance under the Omnibus Plan.

Warrants

As of June 30, 2020, we had outstanding warrants to purchase an aggregate of 40,949,619 shares of our common stock at a weighted average price of $0.80 per share, with a weighted average remaining life of 4.8 years.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of the DGCL

General. Our Certificate of Incorporation contains provisions that could have an anti-takeover effect, including provisions that:

•
grant our Board of Directors the authority to issue up to 10,000,000 shares of preferred stock and fix the price, rights, preferences, privileges and restrictions of such preferred stock without any further vote or action by our stockholders;

•	provide for a classified board of directors;

•	provide that vacancies on the board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	eliminate cumulative voting in the election of directors;

•
prohibit director removal without cause and only allow removal with cause, and allow amendment of certain provisions of our Certificate of Incorporation and our Bylaws only, in the case of such removal with cause or amendment, by the vote of the holders of at least two-thirds of all then-outstanding shares of our common stock;

•	grant our board of directors the exclusive authority to increase or decrease the size of the board of directors;

•	permit stockholders to only take actions at a duly called annual or special meeting and not by written consent;

•	prohibit stockholders from calling a special meeting of stockholders; and

•	authorize our board of directors, by a majority vote, to amend the Bylaws.

Our Bylaws also contain provisions that could have an anti-takeover effect, including provisions that require that stockholders give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

Exclusive Forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or our stockholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Although our Certificate of Incorporation and our Bylaws include these provisions, it is possible that a court could rule that such provisions are inapplicable or unenforceable.

DGCL Section 203. We are subject to the anti-takeover provisions of Section 203 of the DGCL, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that certain investors are willing to pay for our common stock.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR.”

Transfer Agent

The transfer agent of our common stock is Equiniti Group plc (EQ). Their address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about our ability to continue as a going concern. We have incorporated by reference the financial statements in this prospectus in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

•
our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 12, 2020, February 14, 2020, February 18, 2020, March 12, 2020, March 19, 2020, April 6, 2020, April 9, 2020, April 21, 2020, April 22, 2020, May 4, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 27, 2020, June 24, 2020, June 29, 2020, June 30, 2020, July 2, 2020, July 6, 2020, July 21, 2020, July 22, 2020, July 28, 2020, August 4, 2020, August 13, 2020, August 21, 2020, August 31, 2020, September 8, 2020, October 2, 2020 and October 6, 2020, and our Current Report on Form 8-K/A filed on June 12, 2020; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 7, 2016 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

•	our definitive proxy statement on Schedule 14A for the special meeting of stockholders held on February 14, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on January 22, 2020.

•	our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on June 30, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on June 2, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof and thereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus. Requests should be directed to the Secretary at 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, phone (919) 275-1933. You may also find these documents in the “Investors” section of our website, www.9meters.com. The information on our website is not incorporated into this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated October 8, 2020
PROSPECTUS

9 METERS BIOPHARMA, INC.
Up to $37,352,318
Common Stock

We have entered into a Sales Agreement, dated July 22, 2020 and amended on October 2, 2020, with Truist Securities, Inc. (formerly, SunTrust Robinson Humphrey, Inc.), or Truist, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common stock having an aggregate offering price of up to $37,352,318 from time to time through Truist acting as our sales agent, at our discretion. In addition, as of October 8, 2020, we had issued and sold shares of our common stock having an aggregate offering price of $2,647,682 pursuant to the Sales Agreement under our prior shelf registration statement on Form S-3 (SEC File No. 333-223669), utilizing a prior prospectus dated July 13, 2018 and prospectus supplement dated July 22, 2020.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR”. On October 7, 2020, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $0.8119 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, or in privately negotiated transactions. Subject to terms of the Sales Agreement, Truist is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Truist and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Truist will be entitled to a commission of 3.0% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” on page 21 for additional information regarding Truist’s compensation. In connection with the sale of our common stock on our behalf, Truist may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Truist may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Truist against certain civil liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 13 OF THIS PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Truist Securities
The date of this prospectus is , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. The $37.4 million of common stock that may be offered, issued and sold under this prospectus is included in the $200 million of securities originally registered to be offered, issued and sold by us pursuant to our shelf registration statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus only and that any information we have incorporated by reference herein is accurate only as of the date given in the document incorporated by reference regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, references in this prospectus to “9 Meters”, “Company”, “we”, “us” and “our” refer to 9 Meters Biopharma, Inc. and its subsidiaries. Furthermore, in May 2020 we changed the name of our company from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. Accordingly, any reference to Innovate Biopharmaceuticals, Inc. in the documents incorporated by reference means 9 Meters Biopharma, Inc.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” on page 13 of this prospectus and in the documents incorporated by reference into this prospectus, and the consolidated financial statements and related notes incorporated by reference into this prospectus.

Recent Acquisitions

On April 30, 2020, we merged with RDD, with RDD becoming our wholly owned subsidiary. Prior to that time, our name was Innovate Biopharmaceuticals, Inc. and in connection with that merger we changed our name to 9 Meters Biopharma, Inc. RDD is an Israeli company focused on orphan and innovative therapies for gastrointestinal disorders.

On May 6, 2020, we acquired Naia Rare Diseases, Inc., a company developing drugs for the treatment of short bowel syndrome and other rare gastrointestinal diseases.

Company Overview

9 Meters Biopharma, Inc. is a clinical-stage biotechnology company focused on rare and unmet needs in gastroenterology. The Company’s pipeline includes drug candidates for short bowel syndrome (SBS), celiac disease and two candidates for undisclosed rare and/or orphan diseases. Our pipeline and expected development milestones for our product candidates are summarized below:
Short Bowel Syndrome (SBS)

NM-002 is a long-acting injectable GLP-1 agonist being developed for SBS, a debilitating orphan disease with a large underserved market. It affects up to 20,000 people in the U.S. with similar prevalence in Europe. Short bowel syndrome is a group of problems related to poor absorption of nutrients. People with short bowel syndrome cannot absorb enough water, vitamins, minerals, protein, fat, calories, and other nutrients from food. It is a severe disease with life changing consequences such as impaired intestinal absorption, diarrhea and metabolic complications. Patients have life-long dependency on Parenteral Support (PS) to survive with risk of life-threatening infections and extra-organ impairment.

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The concept of exenatide, the active portion of NM-002, for the treatment of adults with SBS, was studied in a proof-of-concept testing the hypothesis that a GLP-1 agonist may improve the nutritional state and the intestinal symptoms of these patients (Kunkel, et. al, 2011). In addition to improving nutritional status and quality of life in a small group of patients given short-acting exenatide, the study showed that several of the patients were able to eliminate PS with a substantial reduction in bowel movements, illustrating a drug effect on the malabsorptive diarrhea seen in this patient type. Furthermore, safety, pharmacokinetics and pharmacodynamics of a single-dose placebo-controlled trial of NM-002 was shown in patients with type 2 diabetes as a single ascending subcutaneous dose in six different cohorts of six doses escalating from 12.5 mg to 200 mg (Cleland et. al. 2012). The data showed NM-002 was well tolerated at all doses including the maximum 200 mg dose. Gastrointestinal adverse events were mild and transient, occurring prior to Cmax and resolving in less than 24 hours. There were no serious adverse events reported and no patients dropped out of the study.

The compound fuses exenatide, a GLP-1 analogue, to a long-acting linker technology and is designed specifically to address the gastric effects in SBS patients by slowing digestive transit time. The asset uses proprietary XTEN® technology to extend the half-life of exenatide, allowing for once- to twice-per-month dosing, thus potentially increasing convenience for patients and caregivers. NM-002 is patent-protected and has received orphan drug designation by the FDA. The Company initiated its phase 1b/2a study in adult patients suffering from SBS in June 2020 and announced in July 2020 that the first patients had been dosed. Topline results are expected in the first quarter of 2021.

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Celiac Disease (CeD)

In 2019, we initiated a Phase 3 clinical trial for our lead drug candidate, larazotide acetate or larazotide, for the treatment of celiac disease. Larazotide has the potential to be a first-to-market therapeutic for celiac disease, an unmet medical need affecting an estimated 1% of the U.S. population or more than 3 million individuals. Patients with celiac disease have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. Additionally, current FDA labeling standards allow up to 20 parts per million (ppm) of gluten in “gluten-free” labeled foods, which contains enough gluten to cause celiac symptoms in many patients, including abdominal pain, abdominal cramping, bloating, gas, headaches, ataxia, “brain fog” and fatigue. Long-term ramifications of celiac disease include enteropathy associated T-cell lymphoma (EATL), osteoporosis and anemia.

Larazotide is being investigated as an adjunct to a gluten-free diet for celiac patients who continue to experience symptoms despite adhering to a gluten-free diet. Due to the difficulty of maintaining a gluten-free diet due to lack of easy access to and the higher cost of gluten-free foods, contamination from gluten as well as social pressures, it is estimated that more than half the celiac population experiences multiple, potentially debilitating, symptoms per month. A study from the U.K. indicates that more than 70% of patients diagnosed with celiac disease consume gluten either intentionally or inadvertently (Hall et al. 2013).

Larazotide is an 8-amino acid peptide formulated into an orally administered capsule and prior to the Phase 3 clinical trial had been tested in nearly 600 celiac patients with statistically significant improvement in celiac symptoms. The FDA has granted larazotide Fast Track Designation for celiac disease. Larazotide’s safety profile has been similar to placebo. Additionally, larazotide’s mechanism of action as a tight junction regulator is a new approach to treating autoimmune diseases, such as celiac disease. Multiple pre-clinical studies have shown larazotide causes a reduction in permeability across the intestinal epithelial barrier, making it the only drug candidate known to us which is in clinical trials with this mechanism of action.

With the release of the Phase 2b trial data in 342 celiac patients at the 2014 Digestive Disease Week conference, larazotide became the first and the only drug for the treatment of celiac disease (published data), which met its primary efficacy endpoint with statistical significance. The Phase 2b data showed statistically significant (p=0.022) reduction in abdominal and non-GI (headache) symptoms as measured by the patient reported outcome primary end point for celiac disease created specifically for celiac disease and wholly owned by us (“CeD PRO”). Larazotide has been shown to be safe and effective after being tested in several clinical trials involving nearly 600 patients, most recently in the Phase 2b trial for celiac disease. After a successful End-of-Phase 2 meeting with the FDA, which confirmed the regulatory path forward, we launched the Phase 3 registration program in 2019 and dosed the first patient in August 2019, with top-line data expected in 2021 We have

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approximately 115 active clinical trial sites with three treatment groups, 0.25 mg of larazotide, 0.5 mg of larazotide and a placebo arm.

An interim analysis will model the original statistical basis for the trial’s sample size calculation after 50% of the randomized patients have completed the 12-week treatment period in each cohort. The interim analysis will assess the protocol-defined sample size assumptions only and will be completed by an independent third party. Under these conditions there will be no sacrifice of the original 90% power to detect a treatment effect in the trial.The full trial is expected to reach topline readout by the end of 2021.

We continue to monitor the evolving situation with COVID-19, which potentially may directly or indirectly impact the pace of enrollment over the next several months.

Other Assets

NM-003 is a proprietary long-acting GLP-2 agonist and NM-004 is a double-cleaved mesalamine with an immunomodulator. These two assets are being evaluated for development in rare and/or orphan indications via an ongoing probability of technical and regulatory success analysis.

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Corporate Strategy & Business Development

Our corporate strategy centers around developing drug candidates for rare and unmet needs in gastroenterology via a capital efficient pathway to approval with defined regulatory predicates or what we believe are straight-forward go/no-go scenarios based on discussions with various regulatory agencies. We plan to develop such candidates through the drug development process of clinical trials in humans from Phase 1 to approval and Phase IV studies, by acquiring clinical stage drug programs from companies willing to partner with our expertise of in-licensing, developing and commercializing products in the gastroenterology marketplace. Our current pipeline evaluation will continue as our candidates move through this process, whereby we plan to commercialize rare and unmet need products with a small U.S. commercial footprint while engaging in discussions for rest-of-world and global partnerships as appropriate. From a business development and in-licensing perspective, we seek to become a leader in developing and marketing products that fit rare and unmet needs in gastroenterological disorders. We will continue to seek partners for in-licensing appropriate products for U.S. development while seeking companies interested in marketing our treatments in the rest-of-world territories including select global partnerships, for high unmet need indications which benefit patients from GI and primary care physician commercial effort.

Corporate Information

We were incorporated under the laws of Delaware under the name Monster Digital, Inc. in November 2010 as a private company. We completed our initial public offering in July 2016. In January 2018, we acquired Innovate Biopharmaceuticals Inc. (“Private Innovate”) through its merger with a wholly owned subsidiary of ours, with Private Innovate surviving as our wholly owned subsidiary. As part of that transaction, Monster Digital, Inc. changed its name to Innovate Biopharmaceuticals, Inc. At that time, we also changed the focus of our business to pharmaceutical research and development. In April 2020, we acquired RDD Pharma, Ltd. through its merger with a wholly owned subsidiary of ours, with RDD Pharma, Ltd. surviving as our wholly owned subsidiary. As part of that transaction, we changed our name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. In May 2020, we acquired Naia Rare Diseases, Inc. through its merger with a wholly owned subsidiary of ours.

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Our principal executive offices are located at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 and our telephone number is (919) 275-1933. Our corporate website address is www.9meters.com. Our Annual Reports on Form 10-K,Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus supplement and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•	we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;

•
we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2021, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $37,352,318.

Common stock to be outstanding after the offering
Up to 182,238,943 shares of our common stock, assuming sales of 46,006,057 shares of our common stock in this offering at an assumed offering price of $0.8119 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 7, 2020. The actual number of shares issued will vary depending on the sales prices at which our common stock is sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Truist. See “Plan of Distribution” on page 21 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page 18 of this prospectus.

Risk Factors
Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page 13 of this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol	“NMTR”

The number of shares of common stock outstanding is based on an aggregate of 136,232,886 shares outstanding as of June 30, 2020, and excludes:

•
6,028,781 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $1.53 per share under the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”);

•
5,651,726 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $1.25 per share under the Company’s 2012 Omnibus Incentive Plan (the “Omnibus Plan”)

•	14,726,818 shares of common stock reserved for future issuance under the Omnibus Plan as of June 30, 2020;

•
1,014,173 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $0.63 per share, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, pursuant to the Agreement and Plan of Merger with RDD, dated as of October 6, 2019, as amended on December 17, 2019; and

•
40,949,619 shares of common stock issuable upon the exercise of common stock warrants outstanding as of June 30, 2020 at a weighted average price of $0.80 per share, with a weighted average remaining life of 4.8 years.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties that are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 46,006,057 shares of our common stock are sold during the term of the Sales Agreement with Truist at a price of $0.8119 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 7, 2020, for aggregate gross proceeds of $37.4 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.60 per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that might not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of our cash and cash equivalents, including any net proceeds we receive in this offering, and might not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including any net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund our operations, we may invest our cash and cash equivalents, including any net proceeds from this offering, in a manner that does not produce income or that loses value.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $37.4 million from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold in this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The

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issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

It is not possible to predict the actual number of shares of common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Truist at any time throughout the term of the Sales Agreement. The number of shares that are sold through Truist after the delivery of a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Truist in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The RDD merger and acquisition of Naia Rare Diseases will present challenges associated with integrating operations, personnel, and other aspects of the companies and assumption of liabilities.

The results of the combined company following our merger with RDD in April 2020, and acquisition of Naia Rare Diseases in May 2020, will depend in part upon our ability to integrate RDD’s and Naia Rare Diseases’ businesses with our business in an efficient and effective manner. Our attempt to integrate three companies that have previously operated independently may result in significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration may require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the businesses of the combined company. In addition, the combined company may adjust the way in which RDD, Naia Rare Diseases or we have conducted our respective operations and utilized our respective assets, which may require retraining and development of new procedures and methodologies. The process of integrating operations and making such adjustments could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Employee uncertainty, lack of focus, or turnover during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of RDD and Naia Rare Diseases into our company successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition, the RDD merger and acquisition of Naia Rare Diseases subject us to contractual or other obligations and liabilities of RDD and Naia Rare Diseases, some of which may be unknown. Although we and our legal and financial advisors have conducted due diligence on RDD and Naia Rare Diseases and their businesses, there can be no assurance that we are aware of all such obligations and liabilities. These liabilities, and any additional risks and uncertainties related to RDD’s or Naia Rare Diseases’ business not currently known to us or that we may currently be aware of, but that prove to be more significant than assessed or estimated by us, could negatively impact the business, financial condition, and results of operations of the combined company.

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If we fail to meet the requirements for continued listing on the Nasdaq Capital Market, our common stock could be delisted from trading, which would decrease the liquidity of our common stock and our ability to raise additional capital.

We previously disclosed that we had been notified by the Nasdaq Stock Market LLC (“Nasdaq”) that for 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the "Rule"). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) and Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq informed the Company that it had a compliance period of 180 calendar days, or until June 1, 2020, to regain compliance with the Rule, which date was tolled due to the COVID-19 pandemic to August 17, 2020.

On August 18, 2020, the Company received a delisting determination letter from the Nasdaq Stock Market Listing Qualifications Department due to the Company’s failure to regain compliance with the Rule, and that it did not meet any of the initial listing requirements. On August 20, 2020, the Company appealed the determination by requesting a hearing before a Hearings Panel, which took place on September 24, 2020. On October 6, 2020, the Company received formal notice that the Hearings Panel granted the Company's request for an extension through February 15, 2021 to evidence compliance with the Rule. In order to comply with the Rule, the Company must have a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than twenty, consecutive business days by February 15, 2021.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information available to management at that time. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, the words “anticipate”, “believe”, “estimate”, “expect”, “may”, “might”, “will”, “continue” and “intend”, and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our view, as of the date hereof, with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Exchange Act could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•	impacts of and uncertainty related to COVID-19;

•	fluctuations in our financial results and stock price, particularly given market conditions and the potential economic impact of COVID-19;

•	our ability to meet the requirements for continued listing on the Nasdaq Capital Market;

•	our need to raise additional money to fund our operations for the next twelve months to continue as a going concern;

•
risks of our clinical trials including, but not limited to, the costs, design, initiation and enrollment (which could be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials;

•	our ability to integrate the post-merger operations, personnel, and other aspects of RDD and Naia Rare Diseases;

•	our ability to integrate the RDD and Naia Rare Diseases portfolios of product candidates into our existing business operations;

•	our expectations related to the use of proceeds from our financings;

•	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash on hand and proceeds from our financings;

•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•	litigation related to our status as a public company, including securities related litigation, breach of fiduciary duty claims or claims regarding alleged internal control failures;

•	our limited operating history;

•	our ability to develop and implement our planned product development, commercialization, marketing and manufacturing capabilities and strategies for our product candidates;

•	the timing of, and our ability to obtain and maintain regulatory approvals for our product candidates;

•	the potential advantages of our product candidates;

14

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our intellectual property position;

•	our ability to attract, integrate and retain key personnel;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	general or regional economic conditions;

•	changes in U.S. generally accepted accounting principles, or GAAP; and

•
changes in the legal, regulatory and legislative environments in the markets in which we operate, including impacts of United States government shut-downs on our ability to raise money and obtain regulatory approval for our products.

Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

15

USE OF PROCEEDS

We may issue and sell up to $37.4 million of our common stock from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Truist as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes.

As of the date of this prospectus, we cannot specify with certainty any of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, if any, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

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DILUTION

If you purchase shares in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2020 was $3.0 million or $0.02 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our shares of common stock outstanding as of June 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of $37,352,318 of our common stock in this offering, which results in 46,006,057 shares of our common stock at an assumed offering price of $0.8119 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 7, 2020, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $39.2 million, or $0.21 per share. This represents an immediate increase in net tangible book value of $0.19 per share to existing stockholders and immediate dilution of $0.60 per share to investors purchasing our common stock in this offering at the assumed offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$0.8119
Net tangible book value per share as of June 30, 2020	$0.02
Increase per share attributable to this offering	$0.19
As adjusted net tangible book value per share as of June 30, 2020 after this offering	$0.21
Dilution per share to new investors participating in this offering	$0.60

The number of shares of common stock outstanding is based on an aggregate of 136,232,886 shares outstanding as of June 30, 2020, and excludes:

•	6,028,781 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $1.53 per share under the Private Innovate Plan;

•	5,651,726 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $1.25 per share under the Omnibus Plan;

•	14,726,818 shares of common stock reserved for future issuance under the Omnibus Plan as of June 30, 2020;

•
1,014,173 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $0.63 per share, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, pursuant to the Agreement and Plan of Merger with RDD, dated as of October 6, 2019, as amended on December 17, 2019; and

•
40,949,619 shares of common stock issuable upon the exercise of common stock warrants outstanding as of June 30, 2020 at a weighted average price of $0.80 per share, with a weighted average remaining life of 4.8 years.

The table above assumes for illustrative purposes that an aggregate of 46,006,057 shares of our common stock are sold during the term of the Sales Agreement with the agent at a price of $0.8119 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 7, 2020, for aggregate gross proceeds of $37,352,318. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.8119 per share, assuming all of our common stock in the aggregate amount of $37,352,318 during the term of the Sales Agreement with the agent is sold at that price, would increase

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our adjusted net tangible book value per share after the offering to $0.23 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.83 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.8119 per share, assuming all of our common stock in the aggregate amount of $37,352,318 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.19 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.37 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders. To the extent that outstanding options or warrants outstanding as of June 30, 2020 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Truist, as amended by Amendment No. 1 thereto, dated as of October 2, 2020, under which we may issue and sell from time to time up to $37,352,318 of our common stock through Truist as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other trading market for our common stock. If authorized by us in writing, the agent may purchase shares of our common stock as principal. As of October 8, 2020, we have issued and sold an aggregate of 3,496,045 shares of our common stock for aggregate gross proceeds of approximately $2,647,682 under the Sales Agreement pursuant to our registration statement on Form S-3 (SEC File No. 333-223669), utilizing a prior prospectus dated July 13, 2018 and prospectus supplement dated July 22, 2020.

The agent will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the agent. We will designate the maximum amount of common stock to be sold through the agent on a daily basis or otherwise determine such maximum amount together with the agent. Subject to the terms and conditions of the Sales Agreement, the agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The agent or we may suspend the offering of our common stock being made through the agent under the Sales Agreement upon proper notice to the other party. The agent and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Truist as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the agent for up to $50,000 of the actual outside legal expenses incurred by the agent and up to $10,000 of filing fees and associated legal expenses of the agent’s outside counsel for filings with the Financial Industry Regulatory Authority in connection with the transactions contemplated by the Sales Agreement. We estimate that the total expenses in connection with the transactions contemplated by the Sales Agreement payable by us, excluding commissions payable to the agent under the Sales Agreement, will be approximately $143,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

The agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through the agent as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, the agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the agent against certain liabilities, including liabilities under the Securities Act. As sales agent, the agent will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “NMTR.”

The agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

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DESCRIPTION OF OUR CAPITAL STOCK

The following description of our common stock is a summary and is subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and our amended and restated bylaws (“Bylaws”). Copies of our Certificate of Incorporation and our Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 360,000,000 shares of common stock, par value $0.0001, of which 136,232,886 shares were issued and outstanding as of June 30, 2020, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote, meaning that the holders of 50.1% of our outstanding shares of common stock, voting for the election of directors, can elect all of the directors to be elected, and in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Certificate of Incorporation authorizes our Board of Directors to issue preferred stock in one or more classes or one or more series within any class from time to time. The voting powers, designations, preferences, qualifications, limitations, restrictions and other rights of our preferred stock will be determined by our Board of Directors at that time.

Options

As of June 30, 2020, under the Private Innovate Plan there were 6,028,781 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.53 per share. As of June 30, 2020, under the Omnibus Plan there were 5,651,726 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.25 per share. As of June 30, 2020, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, there were 1,014,173 shares of common stock issuable upon the exercise of options at a weighted average exercise price of $0.63 per share. Any future grants will be made under the Omnibus Plan, and as of June 30, 2020, there were 14,726,818 shares of common stock reserved for future issuance under the Omnibus Plan.

Warrants

As of June 30, 2020, we had outstanding warrants to purchase an aggregate of 40,949,619 shares of our common stock at a weighted average price of $0.80 per share, with a weighted average remaining life of 4.8 years.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of the DGCL

General. Our Certificate of Incorporation contains provisions that could have an anti-takeover effect, including provisions that:

20

•
grant our Board of Directors the authority to issue up to 10,000,000 shares of preferred stock and fix the price, rights, preferences, privileges and restrictions of such preferred stock without any further vote or action by our stockholders;

•	provide for a classified board of directors;

•	provide that vacancies on the board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	eliminate cumulative voting in the election of directors;

•
prohibit director removal without cause and only allow removal with cause, and allow amendment of certain provisions of our Certificate of Incorporation and our Bylaws only, in the case of such removal with cause or amendment, by the vote of the holders of at least two-thirds of all then-outstanding shares of our common stock;

•	grant our board of directors the exclusive authority to increase or decrease the size of the board of directors;

•	permit stockholders to only take actions at a duly called annual or special meeting and not by written consent;

•	prohibit stockholders from calling a special meeting of stockholders; and

•	authorize our board of directors, by a majority vote, to amend the Bylaws.

Our Bylaws also contain provisions that could have an anti-takeover effect, including provisions that require that stockholders give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

Exclusive Forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or our stockholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Although our Certificate of Incorporation and our Bylaws include these provisions, it is possible that a court could rule that such provisions are inapplicable or unenforceable.

DGCL Section 203. We are subject to the anti-takeover provisions of Section 203 of the DGCL, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that certain investors are willing to pay for our common stock.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR.”

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Transfer Agent

The transfer agent of our common stock is Equiniti Group plc (EQ). Their address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

22

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Certain legal matters relating to this offering will be passed upon for Truist by Goodwin Procter LLP, New York, New York.

EXPERTS

Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about our ability to continue as a going concern. We have incorporated by reference the financial statements in this prospectus in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the common stock offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

•
our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 12, 2020, February 14, 2020, February 18, 2020, March 12, 2020, March 19, 2020, April 6, 2020, April 9, 2020, April 21, 2020, April 22, 2020, May 4, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 27, 2020, June 24, 2020, June 29, 2020, June 30, 2020, July 2, 2020, July 6, 2020, July 21, 2020, July 22, 2020, July 28, 2020, August 4, 2020, August 13, 2020, August 21, 2020, August 31, 2020, September 8, 2020, October 2, 2020 and October 6, 2020, and our Current Report on Form 8-K/A filed on June 12, 2020; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 7, 2016 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

•	our definitive proxy statement on Schedule 14A for the special meeting of stockholders held on February 14, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on January 22, 2020.

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•	our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on June 30, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on June 2, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus. Requests should be directed to the Secretary at 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, phone (919) 275-1933. You may also find these documents in the “Investors” section of our website, www.9meters.com. The information on our website is not incorporated into this prospectus.

24

$37,352,318

Common Stock

PROSPECTUS

Truist Securities

October __, 2020

25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered.

SEC registration fee		$21,820
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing expenses	$		*
Miscellaneous	$		*
Total	$		*
* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.
Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors to its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Our amended and restated bylaws provide that we will indemnify each person who was or is a witness or party or threatened to be made a witness or party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such

Indemnitee has been successful in such action, suit or proceeding. Notwithstanding the foregoing, to the extent that any Indemnitee has not been wholly successful, but has been successful as to any matter in such action, suit or proceeding, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her on his or her behalf in connection with each such matter.

We have entered into indemnification agreements with each of our directors and executive officers. In general, these agreements provide that we will indemnify the directors and executive officers to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	EXHIBIT	FILING DATE
1.1*	Form of Underwriting Agreement.		--	--	--
1.2	Sales Agreement, dated as of July 22, 2020, between 9 Meters Biopharma, Inc. and SunTrust Robinson Humphrey, Inc.		8-K	1.1	July 22, 2020
1.3	Amendment to the Sales Agreement, dated as of October 2, 2020, between 9 Meters Biopharma, Inc. and Truist Securities, Inc.		8-K	1.2	October 2, 2020
3.1	Amended and Restated Certificate of Incorporation of the Company.		10-K	3.1	March 18, 2019
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company.		8-K	3.1	May 4, 2020
3.3	Certificate of Amendment to Certificate of Incorporation of the Company.		8-K	3.2	May 4, 2020
3.4	Amended and Restated Bylaws of the Company.		8-K	3.1	December 10, 2018
4.1	Form of Share Certificate.		10-K	4.1	March 14, 2018
4.2	Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.		10-K	4.2	March 20, 2020
4.3	Form of Warrant.		8-K	4.1	February 2, 2018
4.4	Subscription Agreement dated January 29, 2018.		8-K	10.1	February 2, 2018
4.5	Form of Warrant Certificate.		S-1/A	4.2	June 24, 2016
4.6	Form of Warrant Agreement by and between Monster Digital, Inc. and Corporate Stock Transfer, Inc.		S-1/A	4.3	June 24, 2016

4.7	Convertible Promissory Note, dated March 8, 2019, by and between the Company and Atlas Sciences, LLC.		8-K	4.1	March 13, 2019
4.8	Form of Long-Term Warrant.		8-K	4.1	March 18, 2019
4.9	Form of Short-Term Warrant.		8-K	4.2	March 18, 2019
4.10	Form of Common Stock Purchase Warrant.		8-K	4.1	May 1, 2019
4.11	Form of Placement Agent Warrant.		8-K	4.2	May 1, 2019
4.12	Form of New Warrant.		8-K	4.1	May 17, 2019
4.13	Form of Series A Convertible Preferred Stock Warrant.		8-K	4.1	May 4, 2020
4.14*	Form of Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company.		--	--	--
4.15	Form of Indenture.		S-3	4.15	October 2, 2020
4.16*	Form of Note.		--	--	--
4.17*	Form of Common Stock Warrant Agreement and Warrant Certificate.		--	--	--
4.18*	Form of Preferred Stock Agreement and Warrant Certificate.		--	--	--
4.19*	Form of Debt Securities Warrant Agreement and Warrant Certificate.		--	--	--
4.20*	Form of Unit Agreement and Unit Certificate.		--	--	--
4.21*	Form of Rights Agreement and Rights Certificate.		--	--	--
5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.	X	--	--	--
23.1	Consent of Mayer Hoffman McCann P.C.	X	--	--	--
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).	X	--	--	--
24.1	Power of Attorney.		S-3	24.1	October 2, 2020
25.1+	Statement of Eligibility of Trustee.		--	--	--

*	To be filed, if necessary, by amendment to the Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.
+	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 8, 2020.

9 METERS BIOPHARMA, INC.

By:	/s/ John Temperato
John Temperato
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Temperato	Chief Executive Officer and Director	October 8, 2020
John Temperato	(Principal Executive Officer)

/s/ Edward J. Sitar	Chief Financial Officer	October 8, 2020
Edward J. Sitar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Sirgo*	Director	October 8, 2020
Mark Sirgo, Pharm.D.

/s/ Michael Constantino*	Director	October 8, 2020
Michael Constantino
October 8, 2020
/s/ Nissim Darvish*	Director
Nissim Darvish, M.D., Ph.D.

/s/ Lorin K. Johnson*	Director	October 8, 2020
Lorin K. Johnson, Ph.D.

/s/ Sandeep Laumas*	Director	October 8, 2020
Sandeep Laumas, M.D.

* By: /s/ Edward J. Sitar
Edward J. Sitar
Attorney-in-Fact